Exhibit 23.0

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)Form S-3 No. 333-182906 pertaining to the registration of 20,845,718 shares of Mueller Industries, Inc. common stock,
2)Form S-8 No. 333-232882 pertaining to the Mueller Industries, Inc. 2019 Incentive Plan,
3)Form S-8 No. 333-197609 pertaining to the Mueller Industries, Inc. 2014 Incentive Plan,
4)Form S-8 No. 333-160718 pertaining to the Mueller Industries, Inc. 2009 Stock Incentive Plan,
5)Form S-8 No. 333-138413 pertaining to the Mueller Industries, Inc. 2002 Stock Option Plan, and
6)Form S-8 No. 333-91238 pertaining to the Mueller Industries, Inc. 2002 Stock Option Plan;

of our reports dated February 23, 2022, with respect to the consolidated financial statements of Mueller Industries, Inc. and the effectiveness of internal control over financial reporting of Mueller Industries, Inc., included in this Annual Report (Form 10-K) of Mueller Industries, Inc. for the year ended December 25, 2021.

/s/ Ernst & Young LLP
Ernst & Young LLP
Memphis, Tennessee
February 23, 2022